Exhibit 99.1

CONTACT

Investors:	Media:
Atish Shah	Farley Kern
Hyatt Hotels Corporation	Hyatt Hotels Corporation
312-780-5427	312-780-5506
atish.shah@hyatt.com	farley.kern@hyatt.com

FOR IMMEDIATE RELEASE

HYATT REPORTS FOURTH QUARTER 2010 RESULTS

CHICAGO (February 17, 2011) – Hyatt Hotels Corporation (“Hyatt” or the “Company”) (NYSE: H) today reported financial results for the fourth quarter 2010 as follows:

FOURTH QUARTER 2010

•	Adjusted EBITDA was $118 million compared to $104 million in the fourth quarter of 2009, an increase of 13.5%.

•

Net income attributable to Hyatt was $6 million, or $0.03 per share, compared to net loss attributable to Hyatt of $12 million, or $0.07 per share, in the fourth quarter of 2009. Adjusted for special items, net income attributable to Hyatt was $12 million, or $0.07 per share, during the fourth quarter of 2010 compared to net income attributable to Hyatt of $1 million, which resulted in a negligible per-share impact, during the fourth quarter of 2009. See the table on page 3 of the accompanying schedules for a summary of special items.

•	Comparable owned and leased hotels RevPAR increased 4.1% (4.4% excluding the effect of currency) compared to the fourth quarter of 2009.

•

Owned and leased hotel operating margins increased 170 basis points compared to the fourth quarter of 2009. Comparable owned and leased hotel operating margins increased 210 basis points compared to the same period in 2009. See the table on page 9 of the accompanying schedules for a reconciliation of comparable owned and leased hotel operating margins to owned and leased hotel operating margins.

•

Comparable North American full-service RevPAR increased 3.9% (3.8% excluding the effect of currency) compared to the fourth quarter of 2009. Comparable North American select-service RevPAR increased 9.5% compared to the fourth quarter of 2009.

•	Comparable International RevPAR increased 11.7% (9.2% excluding the effect of currency) compared to the fourth quarter of 2009.

•	The Company opened six properties during the fourth quarter of 2010.

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Mark S. Hoplamazian, president and chief executive officer of Hyatt Hotels Corporation, said, “In the fourth quarter, we saw solid growth in demand and RevPAR, especially in our international and select-service properties. Continued focus on flow through led to significant operating margin improvement at our owned hotels.”

“In 2010 we achieved improvements in key drivers of brand value – namely associate engagement, customer satisfaction, and our Gold Passport program, which demonstrates our loyalty to our best customers. We also expanded our ability to serve more of our guests when they travel as we opened over 30 hotels across all brands and expanded the number of executed contracts for future hotels. Looking ahead, we continue to focus on our key strategies and goals, reinvest in our hotels, and pursue many opportunities for expansion with existing and new owners. We are focused on creating value over the long-term and are excited about our prospects around the world.”

FOURTH QUARTER 2010 SEGMENT RESULTS & OTHER ITEMS

Owned and Leased Hotels Segment

Adjusted EBITDA increased 17.6% in the fourth quarter of 2010 compared to the same period in 2009.

RevPAR for comparable owned and leased hotels increased 4.1% (4.4% excluding the effect of currency) in the fourth quarter of 2010 compared to the same period in 2009. Occupancy improved 160 basis points, and ADR increased 1.6% (1.8% excluding the effect of currency).

Due to the renovations at five properties during the fourth quarter of 2010, RevPAR for comparable owned and leased hotels was estimated to have been negatively impacted by approximately 400 basis points. This estimate was based upon a RevPAR assumption for each respective market.

Revenues increased 0.4% (0.6% excluding the effect of currency) in the fourth quarter of 2010 compared to the same period in 2009. Comparable hotel revenues increased 4.1% (4.3% excluding the effect of currency) largely due to increased occupancy in the fourth quarter of 2010 compared to the same period in 2009.

Owned and leased expenses decreased 1.6% in the fourth quarter of 2010 compared to the same period in 2009. Excluding expenses related to benefit programs funded through Rabbi Trusts and non-comparable hotel expenses, expenses increased 1.4% in the fourth quarter of 2010 compared to the same period in 2009. See the table on page 9 of the accompanying schedules for a reconciliation of comparable owned and leased hotels expense to owned and leased hotels expense.

Four hotels were removed from the owned and leased portfolio as follows:

•	Sold three Chicago-area properties (Hyatt Lisle, Hyatt Deerfield, and Hyatt Rosemont) for $51 million and entered into a franchise agreement for each property.

•	Sold Grand Hyatt Tampa Bay for $59 million. The Company continues to manage the property.

North American Management and Franchising Segment

Adjusted EBITDA increased by 33.3% in the fourth quarter of 2010 compared to the same period in 2009.

RevPAR for comparable North American full-service hotels increased 3.9% (3.8% excluding the effect of currency) in the fourth quarter of 2010 compared to the same period in 2009.

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Occupancy increased 80 basis points and ADR increased 2.6% (2.5% excluding the effect of currency).

RevPAR for comparable North American select-service hotels increased 9.5% in the fourth quarter of 2010 compared to the same period in 2009. Occupancy increased 590 basis points and ADR increased by 0.3%.

Revenue from management, franchise, and other fees increased 4.3% in the fourth quarter of 2010 compared to the same period in 2009.

The following properties were added to the portfolio during the fourth quarter of 2010:

•	Hyatt Place Des Moines/Downtown (franchised, 95 rooms)

•	Hyatt Place Pittsburgh-North Shore (franchised, 178 rooms)

•	Hyatt Place Houston/Sugar Land (managed, 214 rooms)

•	Hyatt Escala Lodge at Park City (managed, 153 rooms)

International Management and Franchising Segment

Adjusted EBITDA increased by 3.8% in the fourth quarter of 2010 compared to the same period in 2009 as a result of increased fee revenue.

RevPAR for comparable international hotels increased 11.7% (9.2% excluding the effect of currency) in the fourth quarter of 2010 compared to the same period in 2009. Occupancy increased 300 basis points and ADR increased 7.0% (4.6% excluding the effect of currency).

Revenue from management, franchise and other fees increased 9.8% in the fourth quarter of 2010 compared to the same period in 2009.

The following properties were added to the portfolio during the fourth quarter of 2010:

•	Hyatt Regency Dusseldorf, Germany (managed, 303 rooms)

•	Hyatt Regency Pune, India (managed, 219 rooms)

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses increased by 11.0% in the fourth quarter of 2010 compared to the same period in 2009. Adjusted selling, general, and administrative expenses increased by 10.3% in the fourth quarter of 2010 compared to the same period in 2009 due to higher incentive compensation and higher staffing levels. See the table on page 8 of the accompanying schedules for a reconciliation of adjusted selling, general, and administrative expenses to selling, general and administrative expenses.

OPENINGS AND FUTURE EXPANSION

Hyatt opened six properties in the fourth quarter of 2010. During the full-year 2010, the Company opened 31 properties.

The Company expects to open a significant number of new properties in the future. As of December 31, 2010, this effort was underscored by executed management or franchise contracts for approximately 140 hotels (or more than 32,000 rooms) across all brands. The executed contracts represent potential entry into several new countries and expansion into many new markets in which the Company is under-represented. Approximately 70% of the projected new hotels are located outside North America.

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CAPITAL EXPENDITURES

Capital expenditures during the fourth quarter of 2010 totaled $160 million, including $68 million for investment in new properties, including land held for future development.

Full-year 2010 capital expenditures totaled $310 million, including $107 million for investment in new properties, including land held for future development.

CORPORATE FINANCE

During the fourth quarter of 2010, the Company:

•	Sold four properties, as noted above (Hyatt Lisle, Hyatt Deerfield, Hyatt Rosemont and Grand Hyatt Tampa Bay) for $110 million.

On December 31, 2010, the Company had total debt of $771 million, cash and cash equivalents including investments in highly-rated money market funds and similar investments of approximately $1.1 billion, short-term investments of $524 million and undrawn borrowing availability of approximately $1.1 billion under its revolving credit facility.

2011 INFORMATION

The Company is providing the following information for the 2011 fiscal year:

•

Capital expenditures are expected to be in the range of $380 to $400 million, inclusive of significant renovation projects at five owned properties. The Company expects that displacement due to renovations will negatively impact the owned and leased segment through the third quarter of 2011.

•	Depreciation and amortization expense is expected to be in the range of $280 to $290 million.

•	Interest expense is expected to be approximately $50 million.

CONFERENCE CALL INFORMATION

The Company will hold an investor conference call today, February 17, 2011, at 10:00 a.m. CT. All interested persons may listen to a simultaneous webcast of the conference call, which may be accessed through the Company’s website at http://www.hyatt.com and selecting the Investor Relations link located at the bottom of the page, or by dialing 617-213-8052, passcode #24193831, approximately 10 minutes before the scheduled start time. For those unable to listen to the live broadcast, a replay will be available from 1:00 p.m. CT on February 17, 2011 through midnight on February 24, 2011 by dialing 617-801-6888, passcode #92641319. Additionally, an archive of the webcast will be available on the Investor Relations website for approximately 90 days.

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DEFINITIONS

Adjusted EBITDA

We use the term Adjusted EBITDA throughout this earnings release. Adjusted EBITDA, as we define it, is a non-GAAP measure. We define consolidated Adjusted EBITDA as net income (loss) attributable to Hyatt Hotels Corporation plus our pro-rata share of unconsolidated hospitality ventures Adjusted EBITDA based on our ownership percentage of each venture, adjusted to exclude the following items:

•	equity earnings (losses) from unconsolidated hospitality ventures;

•	gains on sales of real estate;

•	asset impairments;

•	a 2008 charge resulting from the termination of our supplemental executive defined benefit plans;

•	other income (loss), net;

•	discontinued operations and changes in accounting principles, net of tax;

•	net loss (income) attributable to noncontrolling interests;

•	depreciation and amortization;

•	interest expense; and

•	(provision) benefit for income taxes.

We calculate consolidated Adjusted EBITDA by adding the Adjusted EBITDA of each of our reportable segments to corporate and other Adjusted EBITDA.

Our board of directors and executive management team focus on Adjusted EBITDA as a key performance and compensation measure both on a segment and on a consolidated basis. Adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance both on a segment and on a consolidated basis. Our President and Chief Executive Officer, who is our chief operating decision maker, also evaluates the performance of each of our reportable segments and determines how to allocate resources to those segments, in significant part, by assessing the Adjusted EBITDA of each segment. In addition, the compensation committee of our board of directors determines the annual variable compensation for certain members of our management based in part on consolidated Adjusted EBITDA, segment Adjusted EBITDA or some combination of both.

We believe Adjusted EBITDA is useful to investors because it provides investors the same information that we use internally for purposes of assessing our operating performance and making compensation decisions.

Adjusted EBITDA is not a substitute for net income (loss) attributable to Hyatt Hotels Corporation, income (loss) from continuing operations, cash flows from operating activities or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted EBITDA should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by reference to our GAAP results and using Adjusted EBITDA supplementally.

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Adjusted Selling, General and Administrative Expense

Adjusted selling, general and administrative expenses exclude the impact of expenses related to benefit programs funded through Rabbi Trusts in addition to expenses resulting from the termination of supplemental executive defined benefit plans.

Comparable Owned and Leased Hotel Operating Margin

We define Comparable Owned and Leased Hotel Operating Margin as the difference between comparable owned and leased hotels revenue and comparable owned and leased hotels expenses. Comparable owned and leased hotels revenue is calculated by removing noncomparable hotels revenue from owned and leased hotels revenue as reported in our consolidated statements of income (loss). Comparable owned and leased hotel expenses is calculated by removing both noncomparable hotels expenses and the impact of expenses funded through Rabbi Trusts from owned and leased hotel expenses as reported in our consolidated statements of income (loss).

Comparable Hotels

“Comparable systemwide hotels” represents all properties we manage or franchise (including owned and leased properties) and that are operated for the entirety of the periods being compared and that have not sustained substantial damage, business interruption or undergone large scale renovations during the periods being compared or for which comparable results are not available. We may use variations of comparable systemwide hotels to specifically refer to comparable systemwide North American full service or select service hotels or comparable systemwide international full service hotels for those properties that we manage or franchise within the North American and international management and franchising segments, respectively. “Comparable operated hotels” is defined the same as “Comparable systemwide hotels” with the exception that it is limited to only those hotels we manage or operate and excludes hotels we franchise. “Comparable owned and leased hotels” represents all properties we own or lease and that are operated and consolidated for the entirety of the periods being compared and have not sustained substantial damage, business interruption or undergone large scale renovations during the periods being compared or for which comparable results are not available. Comparable systemwide hotels and comparable owned and leased hotels are commonly used as a basis of measurement in the industry. “Non-comparable systemwide hotels” or “Non-comparable owned and leased hotels” represent all hotels that do not meet the respective definition of “comparable” as defined above.

Revenue per Available Room (RevPAR)

RevPAR is the product of the average daily rate and the average daily occupancy percentage. RevPAR does not include non-room revenues, which consist of ancillary revenues generated by a hotel property, such as food and beverage, parking, telephone and other guest service revenues. Our management uses RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. RevPAR is a commonly used performance measure in the industry.

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RevPAR changes that are driven predominately by changes in occupancy have different implications for overall revenue levels and incremental profitability than do changes that are driven predominately by changes in average room rates. For example, increases in occupancy at a hotel would lead to increases in room revenues and additional variable operating costs (including housekeeping services, utilities and room amenity costs), and could also result in increased ancillary revenues (including food and beverage). In contrast, changes in average room rates typically have a greater impact on margins and profitability as there is no substantial effect on variable costs.

Average Daily Rate (ADR)

ADR represents hotel room revenues, divided by total number of rooms sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess the pricing levels that we are able to generate by customer group, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Occupancy

Occupancy represents the total number of rooms sold divided by the total number of rooms available at a hotel or group of hotels. Occupancy measures the utilization of our hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable ADR levels as demand for hotel rooms increases or decreases.

Select Service

The term “select service” includes our Hyatt Place and Hyatt Summerfield Suites brands. These properties have limited food and beverage outlets and do not offer comprehensive business or banquet facilities but rather are suited to serve smaller business meetings.

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FORWARD-LOOKING STATEMENTS

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, occupancy and ADR trends, market share, the number of properties we expect to open in the future, our expected capital expenditures, depreciation and amortization expense and interest expense, estimates, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, the depth and duration of the current economic downturn; levels of spending in the business, travel and leisure industries as well as consumer confidence; declines in occupancy and average daily rate; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; travel-related accidents; changes in the tastes and preferences of our customers; relationships with associates and labor unions and changes in labor law; the financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners; if our third-party owners, franchisees or development partners are unable to access the capital necessary to fund current operations or implement our plans for growth; risk associated with potential acquisitions and dispositions and the introduction of new brand concepts; changes in the competitive environment in our industry and the markets where we operate; outcomes of legal proceedings; changes in federal, state, local or foreign tax law; fluctuations in currency exchange rates; general volatility of the capital markets; our ability to access the capital markets; and other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a proud heritage of making guests feel more than welcome. Thousands of members of the Hyatt family in 45 countries strive to make a difference in the lives of the guests they encounter every day by providing authentic hospitality. The Company’s subsidiaries manage, franchise, own and develop hotels and resorts under the Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Regency®, Hyatt Place® and Hyatt Summerfield Suites® brand names and have locations on six continents. Hyatt Residential Group, Inc., a Hyatt Hotels Corporation subsidiary, develops, operates, markets or licenses as Hyatt ResidencesTM and Hyatt Vacation Club®, which is changing its name to Hyatt Residence ClubTM. As of December 31, 2010, the company’s worldwide portfolio consisted of 453 properties. For more information, please visit www.hyatt.com.

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Tables to follow

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Hyatt Hotels Corporation

Table of Contents

Financial Information (unaudited)

1.	Consolidated Statements of Income (Loss)	1
2.	Reconciliation of Non-GAAP to GAAP Measure: Adjusted EBITDA to EBITDA and a Reconciliation of EBITDA to Net Income (Loss) Attributable to Hyatt Hotels Corporation	2
3.	Summary of Special Items - Three Months Ended December 31, 2010 and 2009	3
4.	Summary of Special Items - Years Ended December 31, 2010 and 2009	4
5.	Segment Financial Summary	5
6.	Hotel Chain Statistics - Comparable Locations	6
7.	Fee Summary	7
8.	Reconciliation of Non-GAAP to GAAP Measure: Adjusted Selling, General, and Administrative Expenses to Selling, General, and Administrative Expenses	8
9.	Reconciliation of Non-GAAP to GAAP Measure: Comparable Owned and Leased Hotel Operating Margin to Owned and Leased Hotel Operating Margin	9
10.	Properties and Rooms / Units by Geography	10
11.	Properties and Rooms / Units by Brand	11

Hyatt Hotels Corporation

Consolidated Statements of Income (Loss)

For the Three Months and Years Ended December 31, 2010 and 2009

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
REVENUES:
Owned and leased hotels	$470	$468	$1,859	$1,780
Management and franchise fees	73	65	255	223
Other revenues	11	10	45	49
Other revenues from managed properties (a)	364	346	1,368	1,278

Total revenues	918	889	3,527	3,330

DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Owned and leased hotels	379	385	1,493	1,460
Depreciation and amortization	75	71	279	269
Other direct costs	3	4	3	13
Selling, general, and administrative	81	73	276	261
Other costs from managed properties (a)	364	346	1,368	1,278

Direct and selling, general, and administrative expenses	902	879	3,419	3,281

Net gains and interest income from marketable securities held to fund operating programs	9	7	21	29
Equity losses from unconsolidated hospitality ventures	(17)	(2)	(40)	(13)
Interest expense	(14)	(14)	(54)	(56)
Gains on sales of real estate	20	—	26	—
Asset impairments (b)	(30)	(7)	(44)	(12)
Other income (loss), net	15	(5)	71	(48)

INCOME (LOSS) BEFORE INCOME TAXES	(1)	(11)	88	(51)

(PROVISION) BENEFIT FOR INCOME TAXES	(3)	(3)	(37)	8

INCOME (LOSS) FROM CONTINUING OPERATIONS	(4)	(14)	51	(43)

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of income tax benefit of $— and $— for the three months ended and $2 and $2 for the years ended December 31, 2010 and 2009, respectively	—	—	(3)	(3)
Gain on the sale of discontinued operations, net of income tax expense of $— and $— for the three months ended and $4 and $— for the years ended December 31, 2010 and 2009, respectively	—	—	7	—

NET INCOME (LOSS)	(4)	(14)	55	(46)

NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS (b)	10	2	11	3

NET INCOME (LOSS) ATTRIBUTABLE TO HYATT HOTELS CORPORATION	$6	$(12)	$66	$(43)

EARNINGS PER SHARE—Basic

Income (loss) from continuing operations	$(0.02)	$(0.08)	$0.29	$(0.28)

Income (loss) from discontinued operations	$—	$—	$0.03	$(0.02)

Net income (loss) attributable to Hyatt Hotels Corporation	$0.03	$(0.07)	$0.38	$(0.28)

EARNINGS PER SHARE—Diluted

Income (loss) from continuing operations	$(0.02)	$(0.08)	$0.29	$(0.28)

Income (loss) from discontinued operations	$—	$—	$0.03	$(0.02)

Net income (loss) attributable to Hyatt Hotels Corporation	$0.03	$(0.07)	$0.38	$(0.28)

Basic share counts	174.2	171.7	174.1	151.5

Diluted share counts	174.2	171.7	174.4	151.5

(a)	The Company includes in total revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in direct and selling, general and administrative expenses these reimbursed costs. These costs relate primarily to payroll costs where the Company is the employer.

(b)	Asset impairments for the three months and year ended December 31, 2010, include an inventory impairment on a vacation ownership property for which we have a partner who holds a noncontrolling interest. As a result, $9 million of this impairment was reflected in the net loss (income) attributable to noncontrolling interests.

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Adjusted EBITDA to EBITDA and a Reconciliation of EBITDA to Net Income (Loss) Attributable to Hyatt Hotels Corporation

The table below provides a reconciliation of consolidated Adjusted EBITDA to EBITDA and a reconciliation of EBITDA to net income (loss) attributable to Hyatt Hotels Corporation. Adjusted EBITDA, as the Company defines it, is a non-GAAP financial measure. See Definitions for our definition of Adjusted EBITDA and why we present it.

(in millions)
	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Adjusted EBITDA	$118	$104	$476	$406
Equity losses from unconsolidated hospitality ventures	(17)	(2)	(40)	(13)
Gains on sales of real estate	20	—	26	—
Asset impairments (a)	(30)	(7)	(44)	(12)
Other income (loss), net	15	(5)	71	(48)
Discontinued operations, net of tax	—	—	4	(3)
Net loss (income) attributable to noncontrolling interests (a)	10	2	11	3
Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA	(18)	(16)	(68)	(59)

EBITDA	$98	$76	$436	$274
Depreciation and amortization	(75)	(71)	(279)	(269)
Interest expense	(14)	(14)	(54)	(56)
(Provision) benefit for income taxes	(3)	(3)	(37)	8

Net Income (Loss) Attributable to Hyatt Hotels Corporation	$6	$(12)	$66	$(43)

(a)	Asset impairments for the three months and year ended December 31, 2010, include an inventory impairment on a vacation ownership property for which we have a partner who holds a noncontrolling interest. As a result, $9 million of this impairment was reflected in the net loss (income) attributable to noncontrolling interests.

Hyatt Hotels Corporation

Summary of Special Items—Three Months Ended December 31, 2010 and 2009

The following table represents a reconciliation of net income (loss) attributable to Hyatt Hotels Corporation, adjusted for special items, to net income (loss) attributable to Hyatt Hotels Corporation presented for the three months ended December 31, 2010 and December 31, 2009, respectively.

(in millions, except per share amounts)
	Location on Consolidated Statements of Income (Loss)	Three Months Ended December 31,
		2010	2009
Net income (loss) attributable to Hyatt Hotels Corporation		$6	$(12)

Earnings per share		$0.03	$(0.07)

Special Items
Asset impairments (a)	Asset impairments	21	7
Unconsolidated hospitality ventures impairments (b)	Equity losses from unconsolidated hospitality ventures	16	5
Provisions on hotel loans (c)	Other income (loss), net	(1)	9
Gains on sales of real estate (d)	Gains on sales of real estate	(20)	—
Marketable securities (e)	Other income (loss), net	(7)	1

Total special items—pre-tax		9	22
(Provision) benefit for income taxes for special items	(Provision) benefit for income taxes	(3)	(9)

Total special items—after-tax		6	13

Special items impact per share		$0.04	$0.07

Net income (loss) attributable to Hyatt Hotels Corporation, adjusted for special items		$12	$1

Earnings per share, adjusted for special items		$0.07	$0.00

a)	Asset impairments - We recorded $21 million of impairments in the fourth quarter of 2010, related to two vacation ownership properties, which is net of $9 million in noncontrolling interest on one property. We recorded $7 million in the fourth quarter of 2009 related to goodwill at an owned hotel.
b)	Unconsolidated hospitality ventures impairments - During the fourth quarters of 2010 and 2009, we recorded $16 million and $5 million in impairment charges related to hospitality related ventures, respectively, of which $6 million in 2010 related to vacation ownership properties.
c)	Provisions on hotel loans - In the fourth quarter of 2010, we recovered amounts that had previously been reserved resulting in a $1 million gain. In the fourth quarter of 2009, we recorded $9 million, net in provisions related to certain loans based on our assessment of their collectability.
d)	Gains on sales of real estate - Represents a $20 million gain in the fourth quarter of 2010 on the sales of Hyatt Deerfield, Hyatt Lisle and Hyatt Rosemont.
e)	Marketable securities - Represents (gains) losses on investments in trading securities not used to fund operating programs.

Hyatt Hotels Corporation

Summary of Special Items—Years Ended December 31, 2010 and 2009

The following table represents a reconciliation of net income (loss) attributable to Hyatt Hotels Corporation, adjusted for special items, to net income (loss) attributable to Hyatt Hotels Corporation presented for the years ended December 31, 2010 and December 31, 2009, respectively.

(in millions, except per share amounts)
	Location on Consolidated Statements of Income (Loss)	Year Ended December 31,
		2010	2009
Net income (loss) attributable to Hyatt Hotels Corporation		$66	$(43)

Earnings per share		$0.38	$(0.28)

Special Items
Income from cost method investment (a)	Other income (loss), net	—	(22)
Asset impairments (b)	Asset impairments	35	12
Unconsolidated hospitality ventures impairments (c)	Equity losses from unconsolidated hospitality ventures	31	15
Provisions on hotel loans (d)	Other income (loss), net	1	9
Debt settlement costs (e)	Other income (loss), net	—	93
Gain on extinguishment of debt (f)	Other income (loss), net	(35)	—
Gains on sales of real estate (g)	Gains on sales of real estate	(26)	—
Marketable securities (h)	Other income (loss), net	(19)	(10)

Total special items—pre-tax		(13)	97
(Provision) benefit for income taxes for special items	(Provision) benefit for income taxes	7	(39)
Discontinued operations, net of tax (i)	(Gain) Loss from discontinued operations	(4)	3

Total special items—after-tax		(10)	61

Special items impact per share		$(0.06)	$0.41

Net income (loss) attributable to Hyatt Hotels Corporation, adjusted for special items		$56	$18

Earnings per share, adjusted for special items		$0.32	$0.13

a)	Income from cost method investment - In 2009, we recorded $22 million of income primarily consisting of amounts received from certain non-hospitality related real estate investment companies.
b)	Asset impairments - During 2010 and 2009, we recorded the following impairment charges:
- $21 million in the fourth quarter of 2010 related to two vacation ownership properties, which is net of $9 million in noncontrolling interest on one property.
- $10 million in the third quarter of 2010 related to a Company owned airplane.
- $3 million in the second quarter of 2010 related to property and equipment at owned and leased hotels.
- $7 million in the fourth quarter of 2009 related to goodwill at an owned hotel.
- $5 million in the second quarter of 2009 related to a management agreement covering certain select service hotels.
c)	Unconsolidated hospitality ventures impairments - During 2010 and 2009, we recorded impairment charges of $31 million and $15 million, respectively, related to hospitality related ventures, of which $15 million and $3 million, respectively, related to vacation ownership properties.
d)	Provisions on hotel loans - During 2010 and 2009, we recorded $1 million and $9 million, net in provisions related to certain loans based on our assessment of their collectability.
e)	Debt settlement costs - In 2009, we repurchased our senior subordinated notes and early settled a subscription agreement, which included $88 million of make whole payments and early settlement premiums and a $5 million write-off of deferred financing costs.
f)	Gain on extinguishment of debt - During 2010, we extinguished $45 million of mortgage debt and transferred the deed for the related property to the lender, which resulted in a gain of $35 million.
g)	Gains on sales of real estate - Represents a $20 million gain in the fourth quarter of 2010 on the sales of Hyatt Deerfield, Hyatt Lisle and Hyatt Rosemont, and a $6 million gain on the sale of Hyatt Regency Greenville in the third quarter of 2010.
h)	Marketable securities - Represents (gains) losses on investments in trading securities not used to fund operating programs.
i)	Discontinued operations - In the first quarter of 2010, we recorded an impairment charge at a hotel property of $3 million. During 2010, we sold the hotel property and a residential property, and recognized gains of $1 million and $6 million, net of taxes, respectively. During the second quarter of 2009, we incurred a $3 million impairment charge at the sold hotel property.

Hyatt Hotels Corporation

Segment Financial Summary

(in millions)
	Three Months Ended December 31,		Change ($)	Change (%)	Year Ended December 31,		Change ($)	Change (%)
	2010	2009			2010	2009
Revenue:
Owned and leased	$470	$468	$2	0.4%	$1,859	$1,780	$79	4.4%
North America	48	46	2	4.3%	193	181	12	6.6%
International	45	41	4	9.8%	142	122	20	16.4%

Total management and franchising	93	87	6	6.9%	335	303	32	10.6%
Corporate and other	11	10	1	10.0%	45	49	(4)	(8.2)%
Other revenues from managed properties	364	346	18	5.2%	1,368	1,278	90	7.0%
Eliminations	(20)	(22)	2	9.1%	(80)	(80)	—	0.0%

Total revenues	$918	$889	$29	3.3%	$3,527	$3,330	$197	5.9%

Adjusted EBITDA:
Owned and leased	$69	$58	$11	19.0%	$288	$243	$45	18.5%
Pro rata share of unconsolidated hospitality ventures	18	16	2	12.5%	68	59	9	15.3%

Total owned and leased	87	74	13	17.6%	356	302	54	17.9%
North America management and franchising	36	27	9	33.3%	145	121	24	19.8%
International management and franchising	27	26	1	3.8%	76	62	14	22.6%
Corporate and other	(32)	(23)	(9)	(39.1)%	(101)	(79)	(22)	(27.8)%

Adjusted EBITDA	$118	$104	$14	13.5%	$476	$406	$70	17.2%

Hyatt Hotels Corporation

Hotel Chain Statistics

Comparable Locations

	Three Months Ended December 31,		Change		Change (in constant $)	Year Ended December 31,		Change		Change (in constant $)
Owned and leased hotels (# hotels)	2010	2009				2010	2009
Full service (40)
ADR	$190.86	$185.45	2.9%		3.2%	$184.23	$181.41	1.6%		1.2%
Occupancy	64.9%	64.9%	(0.0	%)pts		69.2%	65.2%	4.0	%pts
RevPAR	$123.85	$120.37	2.9%		3.2%	$127.50	$118.29	7.8%		7.4%
Select service (54)
ADR	$88.91	$87.75	1.3%		1.3%	$89.31	$93.15	(4.1%)		(4.1%)
Occupancy	73.8%	67.7%	6.1	%pts		75.3%	67.1%	8.2	%pts
RevPAR	$65.59	$59.38	10.5%		10.5%	$67.27	$62.49	7.6%		7.6%
Comparable owned and leased hotels (94)
ADR	$160.71	$158.23	1.6%		1.8%	$156.99	$157.06	(0.0%)		(0.3%)
Occupancy	67.3%	65.7%	1.6	%pts		70.9%	65.7%	5.2	%pts
RevPAR	$108.13	$103.88	4.1%		4.4%	$111.24	$103.21	7.8%		7.5%
Managed and franchised hotels (# hotels; includes owned and leased hotels)
North America
Full service (119)
ADR	$158.12	$154.15	2.6%		2.5%	$156.34	$157.98	(1.0%)		(1.3%)
Occupancy	64.7%	63.9%	0.8	%pts		69.0%	65.6%	3.4	%pts
RevPAR	$102.30	$98.44	3.9%		3.8%	$107.94	$103.71	4.1%		3.8%
Select service (158)
ADR	$91.03	$90.78	0.3%		0.3%	$92.37	$95.50	(3.3%)		(3.3%)
Occupancy	69.9%	64.0%	5.9	%pts		71.9%	64.8%	7.1	%pts
RevPAR	$63.60	$58.11	9.5%		9.5%	$66.42	$61.91	7.3%		7.3%
International
International comparable hotels (92)
ADR	$234.16	$218.89	7.0%		4.6%	$218.09	$206.47	5.6%		1.8%
Occupancy	69.1%	66.1%	3.0	%pts		65.6%	59.2%	6.4	%pts
RevPAR	$161.70	$144.74	11.7%		9.2%	$142.98	$122.30	16.9%		12.6%
Comparable systemwide hotels (369)
ADR	$167.57	$161.44	3.8%		2.8%	$160.90	$159.25	1.0%		(0.4%)
Occupancy	66.8%	64.5%	2.3	%pts		68.6%	63.7%	4.9	%pts
RevPAR	$111.98	$104.16	7.5%		6.5%	$110.35	$101.48	8.7%		7.2%

Hyatt Hotels Corporation

Fee Summary

(in millions)	Three Months Ended December 31,		Change ($)	Change (%)	Year Ended December 31,		Change ($)	Change (%)
	2010	2009			2010	2009
Fees:
Base management fees	$35	$31	$4	12.9%	$132	$118	$14	11.9%
Incentive management fees	31	25	6	24.0%	93	79	14	17.7%
Franchise and other fees	7	9	(2)	(22.2)%	30	26	4	15.4%

Total fees	$73	$65	$8	12.3%	$255	$223	$32	14.3%

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Adjusted Selling, General, and Administrative Expenses to Selling, General, and Administrative Expenses

Results of operations as presented on consolidated statements of income (loss) include the impact of expenses recognized with respect to employee benefit programs funded through rabbi trusts. Certain of these expenses are recognized in selling, general, and administrative expenses and are completely offset by the corresponding net gains and interest income from marketable securities held to fund operating programs, thus having no net impact to our earnings. Below is a reconciliation of this account excluding the impact of our rabbi trust investments.

(in millions)
	Three Months Ended December 31,				Year Ended December 31,
	2010	2009	Change ($)	Change (%)	2010	2009	Change ($)	Change (%)
Adjusted Selling, General and Administrative Expenses	$75	$68	$7	10.3%	$265	$246	$19	7.7%
Rabbi Trust impact	6	5	1	20.0%	11	15	(4)	(26.7)%

Selling, General and Administrative Expenses	$81	$73	$8	11.0%	$276	$261	$15	5.7%

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Comparable Owned and Leased Hotel Operating Margin to Owned and Leased Hotel Operating Margin

Below is a breakdown of consolidated owned and leased hotels revenues and expenses, as used in calculating comparable owned and leased hotel operating margin percentages. Results of operations as presented on consolidated statements of income (loss) include the impact of expenses recognized with respect to employee benefit programs funded through rabbi trusts. Certain of these expenses are recognized in owned and leased hotels expenses and are completely offset by the corresponding net gains and interest income from marketable securities held to fund operating programs, thus having no net impact to our earnings. Below is a reconciliation of this account excluding the impact of our rabbi trusts and excluding the impact of non-comparable hotels.

(in millions)
	Three Months Ended December 31,				Year Ended December 31,
	2010	2009	Change ($)	Change (%)	2010	2009	Change ($)	Change (%)
Revenue
Comparable owned and leased hotels	$455	$437	$18	4.1%	$1,769	$1,662	$107	6.4%
Noncomparable hotels	15	31	(16)	(51.6)%	90	118	(28)	(23.7)%

Owned and Leased Hotels Revenue	$470	$468	$2	0.4%	$1,859	$1,780	$79	4.4%

Expenses
Comparable owned and leased hotels	$362	$357	$5	1.4%	$1,408	$1,353	$55	4.1%
Noncomparable hotels	14	26	(12)	(46.2)%	80	97	(17)	(17.5)%
Rabbi Trust	3	2	1	50.0%	5	10	(5)	(50.0)%

Owned and Leased Hotels Expense	$379	$385	$(6)	(1.6)%	$1,493	$1,460	$33	2.3%

Owned and leased hotel operating margins percentage	19.4%	17.7%		1.7%	19.7%	18.0%		1.7%

Comparable owned and leased hotel operating margin percentage	20.4%	18.3%		2.1%	20.4%	18.6%		1.8%

Hyatt Hotels Corporation

Properties and Rooms/Units by Geography

	December 31, 2010		September 30, 2010		December 31, 2009		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Owned and leased hotels
Full service	42	19,447	46	20,715	47	21,447	(4)	(1,268)	(5)	(2,000)
Select service	54	7,041	54	7,041	55	7,169	—	—	(1)	(128)

Total owned and leased hotels	96	26,488	100	27,756	102	28,616	(4)	(1,268)	(6)	(2,128)

Managed and franchised hotels (includes owned and leased hotels)	December 31, 2010		September 30, 2010		December 31, 2009		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
North America
Full service hotels
Managed (a)	114	60,016	116	60,685	110	59,225	(2)	(669)	4	791
Franchised	16	4,767	13	3,947	11	3,401	3	820	5	1,366

Subtotal	130	64,783	129	64,632	121	62,626	1	151	9	2,157
Select service hotels
Managed	81	10,522	80	10,308	80	10,285	1	214	1	237
Franchised	114	14,494	112	14,221	96	12,218	2	273	18	2,276

Subtotal	195	25,016	192	24,529	176	22,503	3	487	19	2,513
International (b)
Managed (a)	102	34,519	100	33,994	100	33,914	2	525	2	605
Franchised	2	988	2	988	2	988	—	—	—	—

Subtotal	104	35,507	102	34,982	102	34,902	2	525	2	605

Total managed and franchised hotels	429	125,306	423	124,143	399	120,031	6	1,163	30	5,275

Vacation ownership	15	962	15	962	15	962	—	—	—	—
Residential	9	1,239	9	1,252	10	1,324	—	(13)	(1)	(85)

Total properties and rooms/units	453	127,507	447	126,357	424	122,317	6	1,150	29	5,190

(a)	Park Hyatt and Andaz branded hotels located in North America were reclassified from international managed to North America managed as of December 31, 2009. Park Hyatt and Andaz branded hotels were previously managed by and reported within our international management and franchising segment, regardless of the property's location.
(b)	Additional details included for a regional breakout of international managed and franchised hotels.

International managed and franchised hotels (includes owned and leased hotels)	December 31, 2010		September 30, 2010		December 31, 2009		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Asia Pacific	51	20,364	51	20,365	51	20,276	—	(1)	—	88
Southwest Asia	13	4,430	12	4,207	12	4,207	1	223	1	223
Europe, Africa, Middle East	33	8,795	32	8,492	32	8,501	1	303	1	294
Other Americas	7	1,918	7	1,918	7	1,918	—	—	—	—

Total International	104	35,507	102	34,982	102	34,902	2	525	2	605

Hyatt Hotels Corporation

Properties and Rooms/Units by Brand

	December 31, 2010		September 30, 2010		December 31, 2009		QTD Change		YTD Change
Brand	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Park Hyatt	25	5,049	25	5,049	25	4,901	—	—	—	148
Andaz	5	1,096	5	1,096	2	505	—	—	3	591
Grand Hyatt	37	21,568	37	21,568	37	21,561	—	—	—	7
Hyatt Regency/Hyatt	167	72,577	164	71,901	159	70,561	3	676	8	2,016
Hyatt Place	161	20,434	158	19,947	146	18,433	3	487	15	2,001
Hyatt Summerfield Suites	34	4,582	34	4,582	30	4,070	—	—	4	512
Vacation Ownership and Residential	24	2,201	24	2,214	25	2,286	—	(13)	(1)	(85)

Total	453	127,507	447	126,357	424	122,317	6	1,150	29	5,190